UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

Generac Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy. 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Aaron Jagdfeld, President, Chief Executive Officer and Director recently adopted a prearranged stock trading plan in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended, and Generac’s policies regarding stock transactions.

The plan was adopted as a part of Mr. Jagdfeld’s individual long-term asset diversification, tax and financial planning strategy. The plan provides for the sale of shares to be acquired through the exercise of stock options or for the sale of existing shares, to be sold on the open market at prevailing market prices subject to a specified minimum price threshold.

Mr. Jagdfeld holds stock or stock equivalents exceeding Generac’s applicable stock ownership guidelines and will continue to exceed those guidelines after the completion of the sales contemplated by the stock trading plans.

Transactions under the plan will be reported to the Securities and Exchange Commission in accordance with applicable securities laws. Generac does not undertake to report 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or terminations of any publicly announced trading plan, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAC HOLDINGS INC.

/s/ York Ragen
	Name:	York Ragen
Date: May 16, 2014	Title:	Chief Financial Officer